EXHIBIT 99.1

Edgewater Announces Facility Restructuring

Reduces Future Operating Expenses

WAKEFIELD, Mass., Dec. 21, 2011 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), a strategic consulting firm that brings a synergistic blend of business advisory and product-based consulting services to its clients, today announced that it will abandon excess office space at its corporate headquarters, resulting in a fourth quarter non-cash operating expense charge of approximately $2.3 million.

"We are having a very good year. The expansion of our product-based consulting model is having the intended positive impacts upon our business. Through the first nine months of 2011, we reported double-digit year-over-year organic revenue growth and improved operating and profitability metrics," commented Shirley Singleton, Edgewater's Chairman, President and CEO.

"As we have stated in the past, we will continue to seek ways to better align the Company's operating expenses for the purpose of maximizing stockholder return. In this regard, we are continually reviewing all operating expenses and their impact upon our bottom line profitability.

"As part of this process, Edgewater routinely examines the location and use of our facilities. The expansion of our consultant base, both domestically and internationally, as well as the increase of customer requests for on-premise consulting, has led us to conclude that we had excess capacity in the space adjacent to our corporate headquarters. As a result, we identified and are recording a non-cash lease abandonment charge during the fourth quarter.

"Edgewater has been and will continue to seek sub-tenants for the excess space. The abandonment of the leased space should help lower our future periodic operating expenses and improve overall future operating profitability," concluded Ms. Singleton.

During the fourth quarter of 2011, the Company plans to record non-cash charges of approximately $2.3 million associated with costs related to lease abandonment accruals and the acceleration of depreciation expense related to certain fixed assets. We anticipate that the abandonment of the excess office space will generate annual savings of approximately $580 thousand during 2012 and $2.3 million over the remaining life of the lease, which expires in July 2016.

About Edgewater

Edgewater is a strategic consulting firm that brings a synergistic blend of advisory and product-based consulting services to our client base. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. We work with clients to reduce costs, improve process and increase revenue through the judicious use of technology.

Edgewater provides services under brand names such as Edgewater Technology, Edgewater Ranzal, Edgewater Fullscope and Edgewater SAP. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected $2.3 million non-cash lease abandonment charge and our anticipated 2012 and future operating expense reductions. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments, which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI"); Enterprise Performance Management ("EPM") and Enterprise Resource Planning ("ERP") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in critical accounting policies and estimates; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (10) the failure of the marketplace to embrace advisory and product-based consulting services; (11) changes in the market for leased office space and/or (12) reassessments that occur during the course of the Company's 2011 audit. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2010 Annual Report on Form 10-K filed with the SEC on March 31, 2011. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

CONTACT: Timothy R. Oakes, Chief Financial Officer
         Russell Smith, Senior Vice President / Investor Relations
         (781) 246-3343
         ir@edgewater.com